ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                         WALLSTREET RACING STABLES, INC.
                    -----------------------------------------

     WALLSTREET RACING STABLES, INC., a Colorado corporation, having its principal office at 1001 Kings Ave., Suite 200, Jacksonville, Florida 32207 (hereinafter referred to as the "Corporation") hereby certifies to the Secretary of State of Colorado that:

     FIRST: The Corporation desires to amend its Articles of Incorporation in accordance with Section 7-110-106 of the Colorado Business Corporation Act, as currently in effect as hereinafter provided.

     SECOND: The provisions set forth in these Articles of Amendment to the Articles of Incorporation amend and supersede the original provisions of the Articles of Incorporation as amended.

     THIRD: The Articles of Incorporation of the Corporation are hereby amended by striking in its entirety Article I, inclusive, and by substituting in lieu thereof the following:

     "ARTICLE I. Name.  The name of the  Corporation  is PIPELINE  TECHNOLOGIES,
                 -----  INC."


     FOURTH: The Articles of Incorporation of the Corporation as amended, are hereby amended by striking and deleting in its entirety Article IV, Section 4, entitled "Repurchase of Stock".

     FIFTH: The amendment was recommended to the stockholders by written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance Section 7-108-202 and Section 7-110-103 of the Colorado Business Corporation Act on the 20th day of September 2000.

     SIXTH: The amendment was adopted by formal action taken by the shareholders of the Corporation at the annual shareholders' meeting on October 19, 2000, pursuant to and in accordance with Section 7-107-101 of the Colorado Business Corporation Act, and the number of votes cast approving the amendment was sufficient for approval under the provisions of Section 7-110-103 of the Colorado Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, the President, has executed these Articles of Amendment to the Articles of Incorporation effective this 19th day of October, 2000, and acknowledges that these Articles are the act and deed of Wallstreet Racing Stables, Inc., that the matters and facts set forth herein with respect to authorization and approval are true in all material respects.

                                                 /s/ Timothy J. Murtaugh
                                                 ------------------------------
                                                 Timothy J. Murtaugh, President

Attest:  /s/ Wendy S. King
         ------------------------
         Wendy S. King, Secretary


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